UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 5, 2014

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 283-8505 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014 the board of directors of Social Reality, Inc. appointed Carrie McQueen as our Chief Financial Officer.

Since January 2013, Ms. McQueen, 44, has served as a member of the Board of Directors of Forest Home Foundation, a Redland, CA-based not for profit foundation. She served as Chief Financial Officer of LifeVantage Corporation (NASDAQ: LVFN) from June 2009 until August 2012. From July 2007 through June 2008, Ms. McQueen served as an interim Chief Financial Officer for two privately-held companies, QThink, an IC engineering services company, and Genelux, a development-stage biotechnology company. From November 2004 until November 2006, she served as Chief Financial Officer for Mast Therapeutics, Inc. (formerly ADVENTRX Pharmaceuticals, Inc.), a publicly traded clinical-stage biotechnology company, and from December 2003 to December 2004, Ms. McQueen served in a consulting capacity as Chief Financial Officer of Singlefin, Inc., an email/internet security software company, and as Chief Financial Officer of SofLinx, Inc., a wireless sensor network and software company. From December 2002 until June 2004, Ms. McQueen was Vice President Finance for xAd Inc. (formerly V-Enable, Inc.), a software company specializing in multimodal software for wireless devices. From December 1996 until May 2000, Ms. McQueen was employed by Websense Inc., then a Nasdaq-traded company which provided web filtering and security, data loss prevention, and email anti-spam and security solutions, serving first as Director of Finance and Human Resources, and then as Vice President, Finance and Administration. Ms. McQueen has an MBA from San Diego State University and a Bachelor's Degree from the University of California at San Diego.

In conjunction with our appointment of Ms. McQueen as our Chief Financial Officer, on November 5, 2014 we entered into an Executive Employment Agreement with her. The initial term of the agreement is for two years and may be extended by us in our discretion for additional one year terms upon notice to Ms. McQueen. Under the terms of the agreement, we will pay her an annual base salary of $114,000 and she will be entitled to receive discretionary bonuses as may be awarded by our board of directors. As additional compensation, we awarded her a restricted stock grant for 45,455 shares of our Class A common stock which vest on November 5, 2015, and granted her options to purchase an aggregate of 500,000 shares of our Class A common stock at an exercise price of $1.10 per share which vest one third in arrears, subject to her continued employment. Ms. McQueen is entitled to participate in all benefit programs we make available to our executive and/or salaried employees, paid vacation and reimbursement for business expenses.

The agreement may be terminated by us upon her death or disability and with or without cause, and Ms. McQueen may voluntarily terminate the agreement. If we terminate Ms. McQueen’s employment upon her death or disability during the first year of the term of the agreement, she or her estate is entitled to receive her base salary for a period of 30 days following termination. If we terminate Ms. McQueen’s employment upon her death or disability during the remaining term of the agreement, she or her estate is entitled to receive her base salary for a period of 60 days following termination. If Ms. McQueen’s employment is terminated for cause, or if she voluntarily terminates her employment, she is not entitled to any compensation or benefits following such termination. If we terminate her employment without cause, we are obligated to provide her 30 days notice.

The Executive Employment Agreement contains customary non-solicitation and non-disclosure provisions. We also entered into an Indemnification Agreement with Ms. McQueen pursuant to which we agreed to indemnify her (in excess of statutory indemnification) and provide for advancement of expenses in connection with any action brought, or threatened to be brought, against her in connection with her service or in her capacity as a officer of our company or our subsidiaries.

The foregoing description of the material terms and conditions of the Executive Employment Agreement and Indemnification Agreement are qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.31 and 10.32 to this report and incorporated herein by such reference.

Item 7.01

Regulation FD Disclosure.

On November 10, 2014 Social Reality, Inc. issued a press release announcing the appointment of Carrie McQueen as our Chief Financial Officer.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01

Other Events.

On November 5, 2014 our board of directors approved the adoption of our 2014 Equity Compensation Plan (the “2014 Plan”) and reserved 3,000,000 shares of our Class A common stock for grants under this plan. The purpose of the 2014 Plan is attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our company’s business. The 2014 Plan is administered by our board of directors. Plan options may either be:

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incentive stock options (ISOs),

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non-qualified options (NSOs),

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awards of our Class A common stock,

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stock appreciation rights (SARs),

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restricted stock units (RSUs),

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performance units,

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performance shares, and

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other stock-based awards.

Any option granted under the 2014 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding Class A common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the Class A common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2014 Plan is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Class A common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the 2014 Plan is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

The foregoing description of the material terms and conditions of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is filed as Exhibit 10.33 to this report and incorporated herein by such reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

No.	Description
10.31	Executive Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen
10.32	Indemnification Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen
10.33	2014 Equity Compensation Plan
99.1	Press Release dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: November 10, 2014	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

Exhibit Index

No.	Description
10.31	Executive Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen
10.32	Indemnification Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen
10.33	2014 Equity Compensation Plan
99.1	Press Release dated November 10, 2014